UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 17, 2014

 Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of Principal Executive Offices)
(408) 542-8600
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2014, Applied Micro Circuits Corporation (the “Company”) granted to Douglas Ahrens, the Company’s chief financial officer, (i) an award of 50,000 restricted stock units (RSUs) under the Company’s 2011 Equity Incentive Plan (as amended to date, the “Plan”), that will vest over four years in accordance with the Company’s standard quarterly vesting schedule, and (ii) the right to receive a cash bonus of $150,000 upon the successful completion of a specified performance milestone. Pursuant to the terms of the cash bonus, Mr. Ahrens will repay it in full to the Company in the event his employment is voluntarily terminated prior to the first anniversary of the performance milestone date.
The foregoing RSU award is subject to additional terms and conditions contained in the Plan, a copy of which is attached as Exhibit 10.76 to the Current Report on Form 8-K filed on October 29, 2013 and is incorporated herein by reference, and in the form of Restricted Stock Unit Award Grant Notice and Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 21, 2013 and is incorporated herein by reference. In addition, the RSUs described above are subject to certain vesting acceleration provisions contained in the Company’s Executive Severance Benefit Plan, a copy of which is attached as Exhibit 10.67 to the Current Report on Form 8-K filed on September 25, 2013, and the terms of which are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: November 20, 2014	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary